Exhibit 10.11

                                    AGREEMENT

This AGREEMENT is entered into on the 21st day of November, 2003, by and between Robert Blanchard ("RB"), Grand Rapids, MI and BestNet Communications Corp. ("BCC"), Grand Rapids, MI.

WHEREAS, RB desires to continue being employed as BCC CEO, and

WHEREAS, BCC desires to continue employing RB as its CEO.

NOW, THEREFORE, in consideration of the above, the parties agree as follows:

1. All prior employment contracts, amendments, modifications or extensions thereto, between RB and BCC are null and void.

2. RB is employed as CEO of BCC, and responsible for fulfilling all normal and typical duties of the position.

3. As consideration for being CEO, BCC agrees to the following compensation for RB, effective December 1, 2003:

     a.   $9,000 per month, for no less than six months.
     b.   Continuation of health, sick days, and vacation days benefits.
     c.   Sign-on bonus of 100,000 share of BCC common stock
     d.   Common stock incentives as follows:
          i. 200,000 shares in the event EBITDA is positive for any one quarter during CY2004
          ii. 100,000 shares in the event EBITDA is positive for a 2nd full quarter during CY 2004
     e. Cash bonus of up to 25% of salary will be paid based upon a four quarter Net Revenue target. Cash bonus of up to 25% of salary will be paid based upon a four quarter EBITDA target. The Net Revenue and EBITDA targets will be determined by the Board of Directors prior to December 15, 2003.

4.   Either party may terminate this AGREEMENT upon 30 day notice.

5. In the event of resignation, one month severance and health benefits will be paid.

6. In the event of termination, three months severance and health benefits will be paid

7. In the event of termination as a result of a "Change in Control, as commonly defined, six months severance and health benefits will be paid.

8. In the event of either resignation or termination, no accrued vacation, sick days or personal days will be paid.

9. RB shall devote substantially all his work time to BCC, and shall not work for compensation for any other entity without the approval of the Board of Directors.

Signed:  /s/  Richard Bourke
       --------------------------------
              Richard Bourke, Chairman
              BestNet Communications


Signed:  /s/  Robert A. Blanchard
       --------------------------------
              Robert A. Blanchard